                                                                Exhibit 10.10(a)

         AGREEMENT, dated as of April 12, 2001, between CLAIMSNET.COM INC., a Delaware corporation (the "Company") having its principal place of business in Dallas, Texas, and McKESSON HBOC, INC., a Delaware corporation (the "Customer") having its principal place of business in Dubuque, Iowa.


                               W I T N E S S E T H


         WHEREAS, as of October 27, 1999, the Company and the Customer entered into the Claimsnet.com inc. Development and Services Agreement, dated as of such date (the "Development Agreement"); and

         WHEREAS, simultaneously with the execution thereof, the Company and the Customer executed and delivered the Securities Purchase Agreement, dated as of October 27, 1999 (the "Securities Purchase Agreement"), between the Company and the Customer; and

         WHEREAS, simultaneously with the execution thereof and pursuant to the terms thereof, the Company executed and delivered to the Customer warrants (the "Warrants"), representing the right to acquire up to an 819,184 shares of Common Stock; and

         WHEREAS, simultaneously with the execution thereof, the Company and the Customer executed and delivered the Registration Rights Agreement, dated as of October 27, 1999 (the "Registration Rights Agreement") between the Company and the Customer relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the resale of the shares of Common Stock issuable upon the exercise of the Warrants; and

         WHEREAS, the parties hereto and to the Development Agreement desire to amend and/or supersede the Development Agreement, the Securities Purchase Agreement, the Warrants, and the Registration Rights Agreement; and

         WHEREAS, the Customer desires to acquire, and the Company desires to sell to the Customer, shares of common stock, par value $.001 per share (the "Common Stock"), of the Company as set forth herein; and

         WHEREAS, all capitalized terms used, but not otherwise defined, herein shall have the respective definitions assigned thereto in the Development Agreement.

         NOW THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

                                    SECTION 1

                       Amendments to Development Agreement

         1.1 Limitation on Amendments; Compliance. Except as otherwise set forth herein, the Development Agreement shall continue in full force and effect. Each party hereby acknowledges that all obligations of the other party under the Development Agreement which, in accordance with the terms thereof, was required to be performed on or prior to the date hereof, has been performed in all respects.

         1.2 Cessation of Development Activities; Acceptance of Modifications. At the date hereof, the Company shall discontinue all development activities by the Company referenced in the Development Agreement, including, without limitation, those set forth in Milestone Schedule attached to the Development Agreement as Exhibit B and shall not be obligated under the Development Agreement to engage in any additional development activities under the Development Agreement, including Section 2.7 thereof. The Customer hereby agrees that the Testing Period has ended and that Acceptance of the Modifications by the Customer has taken place.

         1.3 License. The license set forth in Section 2.6 of the Development Agreement (the "License") relating to the use of the Modifications shall continue in full force and effect, provided, however, that that in lieu of the fees set forth in Sections 4.1, 4.2, and 4.3 of the Development Agreement, the Customer shall pay to the Company simultaneously with the execution hereof, the amount of $200,000 by electronic wire transfer in accordance with the instructions set forth in Schedule 1.3 hereof.

         1.4 Dedicated Server. Customer hereby waives the requirement set forth in Exhibit A to the Development Agreement that the services described therein shall be maintained on a dedicated server.

         1.5 Continuing Services; Support and Maintenance. The agreements set forth in Exhibits C and D to the Development Agreement shall remain in full force and effect. The manner of the performance of the obligations set forth in such Exhibits, and the course of dealing between the parties with respect thereto, to date by the parties hereto shall be deemed sufficient to satisfy such obligations, notwithstanding such agreements.

         1.6 Termination. Section 8.2 of the Development Agreement is herby amended to read as follows:

       This agreement may be terminated by (a) either Party for a material breach of this Agreement, which is not cured within 30 days after written notice of the breach; (b) either Party immediately in the event the other Party becomes insolvent in that its liabilities exceed its assets, is adjudicated insolvent, files for or is subject to any insolvency or bankruptcy proceeding, makes an assignment for the benefit of creditors prior to bankruptcy or is subject to receivership, conservatorship, or liquidation; (c) Customer upon thirty (30) days prior written notice. In the event Company proposes to (1) sell all or substantially all of its assets, or (2) be acquired, merged into another entity or otherwise undergo a change of ownership and control such that the holders of the Company's voting securities prior to the transaction hold less than fifty percent (50%) of the total voting power represented by the voting securities of the surviving or successor corporation or entity immediately following such transaction, the Company shall promptly deliver to Customer a notice of such proposed transaction, which notice shall specify that it is a notice pursuant to this Section 8.2 and shall identify the purchaser or purchasers of such assets or other party or parties to such transaction.


                                    SECTION 2

                 Warrants and the Registration Rights Agreement

         2.1 Termination. Each of the Warrants and the Registration Rights Agreement are hereby terminated and of no further force or effect.

                                    SECTION 3

                        Additional Business Relationship

         3.1 Additional License. The Company and the Customer shall use commercially reasonable best efforts to enter into an agreement mutually agreeable thereto pursuant to which the scope of the License shall be amended to include UB-92 claims.

         3.2 Other Opportunities. The Company and the Customer hereby agree to use commercially reasonable best efforts to discuss and pursue agreed upon opportunities.

                                    SECTION 4

                                   Investment

         4.1 Acquisition of Shares of Common Stock. In accordance with Section
7.1 hereof, (i) the Company shall deliver to the Customer stock certificates, registered in the name of the Customer or its designees, representing an aggregate of 1,514,285 shares (the "Shares") of Common Stock, and (ii) the Customer deliver to the Company, by electronic wire transfer in accordance with the instructions set forth in Schedule 1.3 hereto, the aggregate purchase price of $ 2,649,998.75, representing payment in full for the Shares.

                                    SECTION 5

                  Representations and Warranties of the Company

         5.1 Organization and Qualification. Each of the Company, ANC Holdings, Inc., a Texas corporation ("ANC"), and HealthExchange.com Inc., a Delaware corporation ("HealthExchange" and, together with ANC, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and otherwise) to own its properties and conduct its business as described in the SEC Materials (as hereinafter defined) and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of its business or the character or location of its properties requires such qualification, except where the failure to so qualify will not materially affect the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company and the Subsidiaries, taken as a whole. Except for the stock of its Subsidiaries, the Company does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization. For purposes of this Agreement, the term "SEC Materials" shall mean the Company's Prospectus, dated April 6, 1999, the Annual Report on Form 10-K for the year ended December 31, 1999, the Quarterly Report on Form 10-Q of the Company for the three months ended March 31, 2000, the Quarterly Report on Form 10-Q of the Company for the three months ended June 30, 2000, the Quarterly Report on Form 10-Q of the Company for the three months ended September 30, 2000, the proxy statement of the Company, dated September 14, 2000, Current Reports on Form 8-K of the Company dated March 23, 2000 (including amendments thereto), March 24, 2000, July 11, 2000, November 14, 2000, December 18, 2000, January 4, 2001, March 20, 2001, and April 5, 2001, collectively, all as filed with the United States Securities and Exchange Commission.

         5.2 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, par value $.001 per share, of which 8,951,229 shares are outstanding, and 4,000,000 shares of preferred stock, par value $.001 per share, of which 27,534 shares are outstanding. Each of such outstanding shares of capital stock of the Company is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders, and is owned, to the best knowledge of the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. Except as set forth in the SEC Materials, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of the Company. There is outstanding no security or other instrument convertible into or exchangeable for capital stock of the Company.

         5.3 Enforceability; Validity. The Shares, when issued and delivered pursuant hereto against payment therefor will be duly authorized and issued, fully paid, and nonassessable and free of preemptive rights of any security holder of the Company.

         5.4 Authorization. This Agreement has been duly and validly authorized, executed, and delivered by the Company and, assuming due execution by the other party hereto and thereto, as applicable, constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and the discretion of the courts in granting equitable remedies. The Company has full power and lawful authority to authorize and issue the Shares against payment therefor on the terms and conditions set forth herein. No consent, approval, authorization, or order of, or any filing or declaration with, any governmental authority is required for the consummation of the transactions contemplated by this Agreement or in connection with the issuance of the Shares by the Company, except such as may be required under Federal or state securities or blue sky laws.

         5.5 Conflicts. Except as described in the SEC Materials, neither the Company nor any Subsidiary is in violation, breach, or default (which includes any event that has occurred which, with notice or lapse of time or both, would constitute a default) of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any Subsidiary pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound or to which any of the property or assets of the Company or any Subsidiary is subject, nor will such action result in any violation of the provisions of the articles of incorporation or any order, rule, or regulation applicable to the Company or any Subsidiary of any court or any regulatory authority or other governmental body having jurisdiction over the Company or any Subsidiary.

         5.6 Properties. Subject to the qualifications set forth in the SEC Materials, the Company and each Subsidiary has good and marketable title to all properties and assets described in the SEC Materials as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to its business; all of the material leases and subleases under which the Company or any Subsidiary is the lessor or sublessor of properties or assets or under which the Company or any Subsidiary holds properties or assets as lessee or sublessee as described in the SEC Materials are in full force and effect, and, except as described in the SEC Materials, neither the Company nor any Subsidiary is in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Company or any Subsidiary as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or the subsidiary to continued possession of the leased or subleased premises or assets under any such lease or sublease, except as described or referred to in the SEC Materials; and each of the Company and each Subsidiary owns or leases all such properties described in SEC Materials as are necessary to its operations as now conducted and, except as otherwise stated in the SEC Materials, as proposed to be conducted as set forth in the SEC Materials.

         5.7 Financial Condition; Financial Matters.

         (a) The consolidated financial statements and the related notes of the Company, any supplementary financial information, any related schedules and the pro forma financial statements of the Company set forth in the SEC Materials present fairly the consolidated financial position and results of operations and changes in stockholder's equity and cash flows of the Company on a consistent basis at the respective dates and for the respective periods to which they apply. The consolidated financial statements and the related notes of Medica Systems, Inc., any supplementary financial information and any related schedules set forth in the SEC Materials present fairly the consolidated financial position and results of operations and changes in stockholders' equity and cash flows of Medica Systems, Inc. on the basis stated in the SEC Materials at the respective dates and for the respective periods to which they apply. Said financial statements and notes, supplementary financial information, related schedules, and pro forma financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent during the periods involved. The pro forma financial information included in the SEC Materials has been prepared in accordance with the applicable requirements of Regulation S-X and the assumptions used in the preparation of such pro forma information are, in the opinion of the Company, reasonable. There has been no material adverse change in the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, from the latest information set forth in the SEC Materials, except as properly described in the SEC Materials, and there is no fact known to the Company or any of its Subsidiaries which could reasonably be expected to have a material and adverse effect on the future prospects of the Company and the Subsidiaries (other than political or economic matter of general applicability or as properly described in the SEC Materials).

         (b) Subsequent to the respective dates as of which information is given in the SEC Materials and except as described therein, the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock nor has it incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, and there has not been any change in the capital stock of, or any material incurrence of long-term debt by the Company or any of its Subsidiaries or any material issuance of options, warrants, or other rights to purchase the capital stock of the Company or any of its Subsidiaries or any material adverse change or any material development involving, so far as the Company or any Subsidiaries can now reasonably foresee, a prospective adverse change in the condition

(financial or otherwise), net worth, results of operations, business, key personnel, or properties of the Company or any Subsidiary which would be material to the business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, none of the Company or any Subsidiary has become a party to, and neither the business nor the property of the Company or any Subsidiary has become the subject of, any material litigation or other legal or administrative proceedings whether or not in the ordinary course of business.

         (c) The books, records and accounts and systems of internal accounting controls of the Company currently comply in all material respects with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         5.8 Litigation. Except as set forth in the SEC Materials, there is not now pending or threatened, any action, suit, or proceeding to which the Company or any Subsidiary is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or otherwise), business, properties, prospects, net worth, or results of operations of the Company and the Subsidiaries, taken as a whole, nor are there any actions, suits, or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion, or race; and no labor disputes involving the employees of the Company or any Subsidiary exist or are threatened which might be expected to materially adversely affect the condition (financial or otherwise), business, properties, prospects, net worth, or results of operations of the Company and the Subsidiaries, taken as a whole.

         5.9 Permits. Except as disclosed in the SEC Materials, the Company and each Subsidiary has sufficient licenses, permits, certificates, and other governmental authorizations as are required for the conduct of its business or the ownership of its property as described in the SEC Materials and are in all material respects complying therewith. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permit nor, to the knowledge of the Company or any Subsidiary, do any of the activities or business of the Company or any Subsidiary cause the Company or any Subsidiary to be in violation of, or cause the Company or any Subsidiary to violate, any law, rule, regulation, or order of the United States, any state, county, or locality, or of any agency or body of the United States or of any state, county, or locality, the violation of which would have a material adverse impact upon the condition (financial or otherwise), business, properties, prospects, net worth, or results of operations of the Company and the Subsidiaries, taken as a whole.

         5.10 Questionable Payments. Neither the Company nor any Subsidiary has directly or indirectly, at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or
(ii) made any payment to any state, federal, or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

         5.11 Transfer Taxes. At the date of this Agreement, all transfer or other taxes (including franchise, capital stock, or other tax, other than income taxes, imposed by any jurisdiction), if any, which are required to be paid in connection with the issuance and delivery of the Shares to the Customer hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with in all material respects.

         5.12 Brokers; Finders. The Company has not entered into any agreement pursuant to which any person is entitled, either directly or indirectly, to compensation from the Company for services as a finder in connection with the public offering referred to herein.

         5.13 Employment Matters.

         (a) The Company has entered into an employment contract with its principal executive officer, Bo W. Lycke, and the description of such employment agreements in the SEC Materials is true, correct, and complete in all material respects.

         (b) No labor dispute with the employees of the Company exists or is threatened or imminent that could result in a material adverse change in the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company or any Subsidiary, except as described in or contemplated by the SEC Materials.

         5.14 Intellectual Property. The Company owns or possesses, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with its businesses, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or funding, would result in a material adverse change in the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, except as described in or contemplated by the SEC Materials.

         5.15 Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amount as the Company and its Subsidiaries believe are prudent and customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has no reason to believe that they will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business, properties, prospects, net worth, or results of operations of the Company and the Subsidiaries, taken as a whole, except as described in or contemplated by the SEC Materials.

         5.16 Investment Company. The Company is not an investment company under the Investment Company Act of 1940, as amended. The Company will conduct its operations in a manner that will not subject it to registration as an investment company under such act, and this transaction will not cause the Company to become an investment company subject to registration under such Act.

         5.17 Tax Returns. The Company and its Subsidiaries have filed all foreign, federal, state, and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole) and have paid all taxes required to be paid and any other assessment, fine, or penalty levied, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the SEC Materials.

         5.18 Quotation of Common Stock. The Common Stock is currently included for quotation on the Nasdaq SmallCap Market under the symbol "CLAI," and for listing on the Boston Stock Exchange under the symbol "CLA."

         5.19 Filings, Taxes, and Financial Statements.

        (a) The Company has filed the SEC Materials with the Securities and Exchange Commission, the Nasdaq SmallCap Market, Inc. and any other required person or entity (governmental or otherwise) in a timely manner and as otherwise required by applicable laws and regulations, including the federal securities laws. The audited financial statements of the Company for the fiscal year ended December 31, 1999 and the Company's unaudited balance sheet for the period ending September 30, 2000, together with the accompanying statements of operations and cash flows included in the SEC Materials are accurate and complete in all material respects and fairly present the financial condition of the Company as at the dates thereof and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be otherwise indicated in such financial statements or the notes thereto).

         (b) Except as disclosed in the SEC Materials which sets forth a true and accurate list and description of any employee benefit plans maintained or sponsored by the Company or to which the Company is required to make contributions, the Company does not maintain, sponsor, and is not required to make contributions to or otherwise to have any liability with respect to any pension, profit sharing, thrift, or other retirement plan, employee stock ownership plan, deferred compensation, stock ownership, stock purchase performance share, bonus or other incentive plan, severance plan, health or group insurance plan, welfare plan, or other similar plan, agreement, policy, or understanding (whether written or oral), whether or not such plan is intended to be qualified under Section 401(a) of the Code, within the meaning of
Section 3(8) of the Employee Retirement Income Security Act of 1974, as amended, which plan covers any employee or former employee of the Company.

         5.20 SEC Materials. None of the information disclosed or set forth in any of the SEC Materials, as of the date they were filed with the Securities and Exchange Commission and as of the date hereof, contained or contains any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein) in light of the circumstances under which they were made, not misleading.

                                    SECTION 6

                 Representations And Warranties Of The Customer

         6.1 Organization and Qualification. The Customer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority (corporate and otherwise), and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and its properties and assets and to carry on the business in which it is now engaged. The Customer is duly qualified to transact the respective business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

         6.2 Authorization. This Agreement has been duly and validly authorized by the Customer. This Agreement has been duly executed and delivered by the Customer and, assuming due execution by the other party hereto and thereto, as applicable, constitutes the valid and binding obligation of the Customer enforceable against the Customer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or other laws affecting the rights of creditors generally and the discretion of the courts in granting equitable remedies. No consent, approval, authorization, or order of, or any filing or declaration with, any governmental authority is required for the consummation of the transactions contemplated hereby, except such as may be required under Federal or state securities or Blue Sky Laws.

         6.3 Completeness of Disclosure. No representation or warranty by the Customer in this Agreement contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

         6.4 Accredited Investor.

        (a) The Customer is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended. The Customer is sophisticated in transactions of this type and capable of evaluating the merits and risks of the transactions described herein, has the capacity to protect its own interests, has reviewed the SEC Materials, and is aware of the risk factors relating to an investment in the Company, as disclosed in such filings. The Customer has not been formed solely for the purpose of entering into the transaction described here in and is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to distribute or sell any part thereof; provided, that the Customer shall be permitted to transfer the Shares as permitted under the applicable law. The Customer has been afforded the opportunity to ask questions of, and receive information about, the Company and its business and prospects, from management and representatives of the Company, and has relied on its own independent judgment in making a judgment about an investment in the Company.

        (b) The Customer has not retained any investment banker, broker, or finder in connection with the transaction contemplated by this Agreement.

          6.5 No Conflicts. The execution, delivery and performance by the Customer of this Agreement, the purchase and acceptance of the Shares, and compliance with provisions hereof by the Customer will not (a) violate any provisions of applicable law, statute, rule, or regulation applicable to the Customer or any ruling, writ, injunction, order, judgment, or decree of any court, arbitration, administrative agency, or other governmental body applicable to the Customer or any of its properties or assets or (b) conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute (with notice or lapse of time to both) a default (or give rise to any right of termination, cancellation, or acceleration) under , or result in the creation of any encumbrance upon any of the properties or assets of the Customer under its Certificate of Incorporation or By-laws or any material contract to which the Customer is party, except where such violation, conflict, or breach would not, individually or in the aggregate, have a material adverse effect on the Customer.

          6.6 Approvals. No permit, authorization, consents, or approval of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery, or performance of the Agreement (including the funding and acceptance thereof) by the Customer.

                                   SECTION 7

                                  The Exchange

         7.1 Terms of the Exchange. On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement:

         (a) The Company shall simultaneously (i) issue to the Customer the Shares and (ii) execute and deliver to the Customer this Agreement.

         (b) The Customer shall simultaneously execute shall deliver to the Company this Agreement.

         7.2 The Closing. The closing of the transactions contemplated by Sections 7.1 and 7.2 shall take place at the offices of Reitler Brown LLC, 800 Third Avenue, 21st Floor, New York, New York 10022, at 10:00 a.m., local time, on the date of this Agreement or at such different place, such different time, or such different date or a combination thereof as the Company and Customer agrees in writing. The closing of the transactions contemplated by Sections 7.1(a) and 7.1(b) is herein called the "Closing."

         7.3 Indemnity Against Liabilities. Each party hereto agrees to indemnify and hold harmless the other and their respective officers, directors, employees, counsel, agents, and stockholders, in each case past, present, or as they may exist at any time after the date of this Agreement, and each person, if any, who controls, controlled, or will control any of them within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act (the "Indemnitees"), against any and all losses, liabilities, damages, and expenses whatsoever (which shall include, for all purposes of this Section 7.3, but not be limited to, reasonable counsel fees and any reasonable expenses whatsoever incurred in investigation, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (a) any breach of any representation, warranty, covenant, or agreement of the indemnifying party contained in this Agreement and (b) any act, alleged act, omission, or alleged omission occurring at or prior to the Closing (including without limitation any which arise out of , are based upon, or are in connection with any of this Agreement or any of the transactions contemplated hereby).

         The foregoing agreement to indemnify shall be in addition to any liability the parties hereto may otherwise have, including liabilities arising under this Agreement.

                                    SECTION 8

                     Covenants and Agreements of the Parties

         Each of the Company and Customer covenants and agrees as follows:

         8.1 Public Statements. Before the Company or Customer shall release any information concerning this Agreement or the transactions contemplated hereby which is intended for or may result in public dissemination thereof, it shall cooperate with the other party , shall furnish drafts of all documents or proposed oral statements to the other party, for comments, and shall not release any such information without the prior written consent of the other party. Nothing contained herein shall prevent the Company or Customer from releasing any information to any governmental authority if required to do so by law.

         8.2 Confidentiality. The parties hereto shall insure that all confidential information which either party, any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company, any affiliate thereof, or any customer or supplier thereof or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them. Notwithstanding the foregoing, the restrictions of the immediately preceding sentence shall not apply (a) as may otherwise be required by law, (b) as may be necessary or appropriate in connection with the enforcement of the Agreement, or (c) to the extent such information shall have otherwise become publicly available. The Customer shall, and shall cause all other such persons and entities to, deliver to the Company all tangible evidence of such confidential information to which the restrictions of the foregoing sentence apply at the Closing or the earlier termination of this Agreement.


                                    SECTION 9

                                  Miscellaneous

         9.1 Further Actions. At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         9.2 Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

         9.3 Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Closing and any delivery of the Shares to the Customer, irrespective of any investigation made by or on behalf of any party. The statements contained in any statement, certificate, or other instrument executed by the Company and relating hereto or delivered to the Customer in connection with the transactions contemplated hereby or thereby shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of the Company hereunder for all purposes of this Agreement (including all statements, certificates, or other instruments delivered pursuant hereto or thereto or delivered in connection with the transactions contemplated hereby or thereby). The statements contained in any statement, certificate, or other instrument executed by the Customer and relating hereto or delivered to the Company in connection with the transactions contemplated hereby or thereby shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of the Customer hereunder for all purposes of this Agreement (including all statements, certificates, or other instruments delivered pursuant hereto or thereto or delivered in connection with the transactions contemplated hereby or thereby).

         9.4 Modification. This Agreement and the Schedule hereto set forth the entire understanding of the parties with respect to the subject matter hereof (except as provided in Section 9.3), supersede all existing agreements among them concerning such subject matter (except as otherwise provided herein), and may be modified only by a written instrument duly executed by each party with the approval of an authorized officer or partner of each party.

         9.5 Notices. Any notices required or permitted to be given to any party hereto in connection with this Agreement shall be in writing, shall be deemed delivered when received and sufficient if delivered personally; deemed delivered the next Business Day if sent by Federal Express or similar overnight courier service for next Business Day delivery; shall be effective if delivered during the Business Day by telecopier or similar means with written confirmation of receipt during business hours (or, otherwise, effective the next Business Day); or deemed delivered and effective three Business Days after deposit in first class mail, Express Mail, or registered or certified mail, postage prepaid, addressed as follows:

If to Company:                               If to Customer:

Claimsnet.com inc.                           McKesson HBOC, Inc.
12801 N. Central Expressway                  5995 Windward Parkway
Suite 1515                                   Alpharetta, Georgia 30003
Dallas, Texas 75243                          Fax:  (404) 338-5154
Fax:  (972) 458-1737

ATTENTION:                                   ATTENTION:

Bo W. Lycke                                  J.R. Hughes
Chief Executive Officer                      President, Provider Solutions Group

With a copy (which shall not constitute      With a copy (which shall not
constitute notice) to:                       notice) to:

Reitler Brown, LLC                           McKesson HBOC, Inc.
800 Third Avenue                             Law Department
21st Floor                                   One Post Street
New York, New York 10022                     San Francisco,
                                             California 94104-5296

ATTENTION:                                   ATTENTION:

Robert Steven Brown, Esq.                    General Counsel
Fax:  (212) 371-5500                         Fax:  (415) 983-8826


         9.6 Waiver. Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         9.7 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the Company and the Customer and their respective successors and assigns.

         9.8 No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

         9.9 Separability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         9.10 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         9.11 Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of Delaware, without giving effect to conflict of laws.


               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                CLAIMSNET.COM INC.


                                By:  /s/ Bo W. Lycke
                                     ----------------------------------------
                                     Bo W. Lycke
                                     Chairman of the Board of Directors,
                                       President, and Chief Executive Officer


                                McKESSON HBOC, INC.


                                By:  /s/ J.R. Hughes
                                     ----------------------------------------
                                     J. R. Hughes
                                     President Provider Solutions Group

                                  SCHEDULE 1.3


Wire to:

         Bank: Bank of America
         ABA#: 111000025
         Account Name: Claimsnet.com
         Account#: 4770647184